Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 (Registration Statement No. 333-180392) of our report dated March 20, 2012, relating to the consolidated financial statements of Customers Bancorp, Inc. and subsidiary which is contained in this prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ ParenteBeard LLC

Lancaster, Pennsylvania
April 24, 2012